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                                                                    EXHIBIT 11.1

                             PSW TECHNOLOGIES, INC.

                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE

                                                                                   WEIGHTED
                                                                      NUMBER OF    AVERAGE
                                                                        SHARES      SHARES
                                                                      ----------  ----------
Common stock issued at inception....................................   5,538,463   5,538,463

CHEAP SHARES
Shares commited to be issued in January 1997 at $6.25...............       8,000
Treasury shares.....................................................      (3,846)
                                                                      ----------
                                                                           4,154       4,154
CHEAP STOCK OPTIONS AND WARRANTS
Stock Options and Warrants granted at $.04..........................     921,389
Treasury shares.....................................................      (2,835)
                                                                      ----------
                                                                         918,554     918,554

Stock Options granted at $.43.......................................     136,271
Treasury shares.....................................................      (4,507)
                                                                      ----------
                                                                         131,764     131,764

Stock Options granted at $2.58......................................      70,552
Treasury shares.....................................................     (14,002)
                                                                      ----------
                                                                          56,550      56,550

Stock Options granted at $3.90......................................     381,921
Treasury shares.....................................................    (114,576)
                                                                      ----------
                                                                         267,344     276,344

Stock Options granted at $4.55......................................       9,122
Treasury shares.....................................................      (3,193)
                                                                      ----------
                                                                           5,929       5,929

Stock Options granted at $6.25......................................      59,915
Treasury shares.....................................................     (28,805)
                                                                      ----------
                                                                          31,110      31,110
                                                                                  ----------
Weighted Average Shares--1992 through 1995..........................

                                                                                   6,953,869
Additional shares required to be sold to pay dividend to
  stockholders:
  Assumed IPO price per share.......................................  $    13.00
  Underwriters commission (7%)......................................  $    (0.91)
                                                                      ----------
  Net proceeds per share............................................  $    12.09
                                                                      ----------
  Additional shares required to raise proceeds of $500,000 to pay
    distribution to stockholders....................................                  41,356
                                                                                  ----------
Weighted Average Shares--1996.......................................               6,995,225
                                                                                  ----------
                                                                                  ----------

                                                                  PRO FORMA          WEIGHTED        PRO FORMA NET
                                                                  NET INCOME          AVERAGE        INCOME (LOSS)
YEAR                                                                (LOSS)       NUMBER OF SHARES      PER SHARE
-------------------------------------------------------------  ----------------  -----------------  ---------------
1992.........................................................    $   (173,000)        6,953,869        $   (0.02)
1993.........................................................    $   (957,000)        6,953,869        $   (0.14)
1994.........................................................    $    138,000         6,953,869        $    0.02
1995.........................................................    $  1,326,000         6,953,869        $    0.19
1996.........................................................    $    720,000         6,995,225        $    0.10

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                             PSW TECHNOLOGIES, INC.

       COMPUTATION OF SUPPLEMENTAL PRO FORMA NET INCOME (LOSS) PER SHARE

Weighted Average Shares--1996.......................              6,995,225
Note payable to bank as of December 31, 1996........  $5,125,000
Cash as of December 31, 1996 assumed to be used to
  repay note payable to bank........................  (3,182,000)
                                                      ----------
Note payable to bank repaid from proceeds
  offering..........................................  $1,943,000
                                                      ----------
Additional shares required to raise proceeds to pay
  note payable (at a net price of $12.09 per
  share)............................................                160,711
                                                                  ---------
Weighted Average Shares for Supplemental net income
  per share.........................................              7,155,936
                                                                  ---------
                                                                  ---------
Pro forma net income................................              $ 720,000
Interest paid on note payable to bank...............                 40,920
                                                                  ---------
                                                                  $ 760,920
                                                                  ---------
                                                                  ---------
Supplemental pro forma net income per share.........              $    0.11
                                                                  ---------
                                                                  ---------
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